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                             [JUPITERS LIMITED LOGO]

                                   EXHIBIT 1.1

                        CONSTITUTION OF JUPITERS LIMITED

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                                CORPORATIONS ACT

                            COMPANY LIMITED BY SHARES

                                  CONSTITUTION

                                       OF

                                JUPITERS LIMITED

1        INTERPRETATION

1.1      DEFINITIONS

         In this Constitution, unless the contrary intention appears:

         "APPROVAL SHARES" means shares the subject of the Foundation Agreement.

         "APPROVED HOLDER" means:

         (a) a body registered under the Life Insurance Act 1995 (Cwlth) if the body, in its last published audited financial statements, held net assets of at least $100 million; or

         (b) a regulated superannuation fund, an approved deposit fund, a pooled superannuation trust, or a public sector superannuation scheme within the meaning of the Superannuation Industry (Supervision) Act 1993 (Cwlth) if the fund, trust or scheme, in its last published audited financial statements, held net assets of at least $100 million; or

         (c) a managed investment scheme within the meaning of the Corporations Act if the scheme, in its last published audited financial statements, held net assets of at least $100 million; or

         (d) a person who is a licensed dealer and a member organisation of an Australian stock exchange within the meaning of the Corporations Act acting as principal, if the licensed dealer, in its last published audited financial statements, held net assets of at least $100 million; or

         (e) an authorised deposit-taking institution that carries on any banking business in Australia within the meaning of the Banking Act 1959 (Cwlth) and their wholly-owned subsidiaries; or

         (f) any building society regulated by the Australian Prudential Regulation Authority and their wholly-owned subsidiaries.

         "ASX" means Australian Stock Exchange Limited.

         "BRISBANE CASINO AGREEMENT" means an agreement between the State of Queensland and the Company dated 6 May 1993.

         "BUY-BACK" means the time of completion of the selective buy-back by the Company of Approval Shares held by the Founders, as agreed between the Founders and the Company

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         in the Buy-Back Agreements dated on or about February 2002, effected by the cancellation of the shares bought back.

         "CASINO CONTROL ACT" means the Casino Control Act 1982.

         "COMPANY" means Jupiters Limited (ACN 010 741 045).

         "CONSTITUTION" means this constitution.

         "CORPORATIONS ACT" means the Corporations Act 2001 (Cwlth) and the Corporations Regulations made under it, as amended from time to time.

         "DIRECTOR" includes an alternate Director.

         "FOUNDATION AGREEMENT" means the agreement between the Company and the Founders dated 4 November 1991.

         "FOUNDER" means a member who immediately prior to the Buy-Back was registered as the holder of Approval Shares.

         "GOVERNOR-IN-COUNCIL" means the Governor-in-Council for the State of Queensland.

         "GRANDFATHERED HOLDING" means the lesser of:

         (a) the voting power of a Grandfathered Shareholder held on the date the Buy-Back is announced by the Company to ASX less any shares bought back under the Buy-Back; and

         (b) the voting power held by the Grandfathered Shareholder at any time after the Buy-Back.

         "GRANDFATHERED SHAREHOLDER" means a person:

         (a) whose voting power in the Company immediately after the Buy-Back is in excess of 10% and immediately prior to the Buy-Back was a party to the Foundation Agreement; or

         (b) who, immediately prior to the Buy-Back held the Minister's approval under CLAUSE 7.1(a) for their voting power in the Company to exceed 5% and whose voting power in the Company exceeds 10% solely as a result of the Buy-Back, provided that a person shall cease to be a Grandfathered Shareholder when their voting power in the Company ceases to exceed 10%.

         "JUPITERS CASINO AGREEMENT" means an agreement between the State of Queensland, Perpetual Trustees Queensland Limited, Jupiters Management Limited and the Company dated 21 April 1983.

         "LISTING RULES" means the listing rules of ASX and any other rules of ASX which are applicable to listed companies as amended or replaced from time to time, except to the extent of any express written waiver by ASX and, where the context permits, includes the SCH business rules.

         "MARKETABLE PARCEL" has the meaning given to it in the Listing Rules.

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         "MEMBER" means a person entered in the register as a member for the time being of the Company.

         "MINISTER" means the Treasurer or other Minister of the Crown for the time being charged with the administration of the Casino Control Act. The term includes any Minister of the Crown who is temporarily performing the duties of the Minister.

         "REGISTER" means the register of members kept pursuant to the Corporations Act and includes a branch register.

         "REPRESENTATIVE" means a representative appointed by a member pursuant to the Corporations Act.

         "SECRETARY" includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary.

         "SHAREHOLDING RESTRICTIONS" means the restrictions on holding shares set out in CLAUSES 7.1 and 7.2 or either of them as the case requires.

         "UNMARKETABLE PARCEL" means a parcel of shares which is less than a Marketable Parcel calculated on the trading day prior to the date a notice is sent under CLAUSES 5.8(a)(i) or 5.9(b).

1.2      INTERPRETATION GENERALLY

         (a) Section 46 of the Acts Interpretation Act 1901 (Cwlth) applies in relation to this Constitution as if it was an instrument made by an authority under a power conferred by the Corporations Act as in force on the date on which this Constitution became binding on the Company.

         (b) An expression used in a particular Part or Division of the Corporations Act that is given by that Part or Division, a special meaning for the purposes of that Part or Division has, in any provision of this Constitution that deals with a matter dealt with by that Part or Division, the same meaning as in that Part or Division, unless the contrary intention appears.

         (c) An expression defined in the Listing Rules has the same meaning in this Constitution.

         (d)      A reference to a provision of the Corporations Act includes:

                  (i)      a reference to that provision as amended; and

                  (ii) a reference to a corresponding provision contained in any substituted or re-enacted legislation superseding or replacing, in whole or in part, the Corporations Act subject however to the corresponding provision in the substituted or re-enacted legislation being in identical or substantially identical terms to the provision in the Corporations Act.

         (e) A reference to a body or entity (whether corporate or unincorporate) includes, in the event that such body or entity ceases to exist, or is reconstituted, renamed or replaced from time to time, a reference to such other body or entity as the Directors consider most nearly fulfils the objects of the first mentioned body or entity.

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         (f)      Unless the contrary intention appears:

                  (i) words importing the singular include the plural and vice versa;

                  (ii)     words importing any gender include all genders;

                  (iii) the term "person" or words importing persons include bodies corporate;

                  (iv) a reference to writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmission and electronic mail; and

                  (v) if a word or phrase is defined, cognate words and phrases have corresponding definitions.

         (g) Headings are for ease of reference only and do not affect the construction of this Constitution.

         (h) A reference to a statute or a document includes that statute or document as amended from time to time.

         (i) The rights, obligations and powers contained in this Constitution are subject always to the Corporations Act and the Listing Rules.

1.3      REPLACEABLE RULES DISPLACED

         The replaceable rules contained in the Corporations Act which would otherwise apply to the Company are displaced entirely by this Constitution.

2        SHARE CAPITAL

2.1      CONTROL AND DISPOSAL OF SHARES

         Subject to this Constitution and any special rights conferred on the holders of any shares or class of shares:

         (a) all unissued shares and securities in the Company are under the control of the Directors;

         (b) the Directors may allot or otherwise dispose of them with such preferred, deferred or other rights and subject to such restrictions as to dividends, voting, return of capital, payment of calls or otherwise to such persons and on such terms and conditions as they think fit; and

         (c) the Directors may grant to any person an option over shares during such time and for such consideration as they think fit.

2.2      APPROVAL FOR SHARE ISSUES

         (a)      Except in the case of -

                  (i) a pro-rata offer of shares to existing holders of shares of a class which is already on issue by the Company where notice of the pro-rata offer of shares has been given to the Minister; or

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                  (ii)     an issue of voting shares pursuant to the terms of
                           any non-voting or convertible securities issued in accordance with CLAUSE 2.2(b),

                  the Directors shall refrain from the issue of any voting shares unless the Governor-in-Council has approved such issue and such issue shall be on such terms and conditions as the Governor-in-Council thinks fit.

         (b) The Directors shall refrain from issuing any non-voting shares or securities convertible into voting shares unless the Minister has approved such issue and such issue shall be on such terms and conditions as the Minister thinks fit.

2.3      CERTIFICATES

         (a) Subject to CLAUSE 2.3(g), a member is entitled free of charge to one certificate for the shares of one class registered in the member's name or to several certificates each for a reasonable number of shares forming part of the member's holding.

         (b) Securities shall be allotted and transferred and subject to CLAUSE 2.3(g), share certificates relating thereto (including replacement certificates issued pursuant to CLAUSES 2.3(c) and 2.3(d)) shall be issued and delivered in accordance with the Corporations Act and the Listing Rules.

         (c) Subject to CLAUSE 2.3(g), where a certificate is lost or destroyed, upon application to the Company by the owner thereof in accordance with the Corporations Act, the Directors shall issue a replacement certificate in lieu thereof.

         (d) Subject to CLAUSE 2.3(g), where a certificate is worn out or defaced, upon its production to the Company the Directors may order it to be cancelled and issue a duplicate certificate in lieu thereof.

         (e) A fee of such amount, not exceeding any fee prescribed by the Corporations Act, as the Directors determine may be charged for a replacement certificate.

         (f) A certificate for shares registered in the names of 2 or more persons may be delivered to any one or more of them.

         (g) Notwithstanding any other provision in this Constitution, the Company shall not be required to issue a share certificate (whether upon the issue or transfer of the shares) and furthermore may cancel such a certificate without issuing any certificate in its place, in circumstances where the non-issue of a certificate is permitted by the Corporations Act and the Listing Rules.

         (h) Where the Company has determined not to issue share certificates or to cancel existing share certificates, a member shall have the right to receive such statements of the holdings of the member as are required to be distributed to a member under the Corporations Act or the Listing Rules.

2.4      JOINT HOLDERS

         Where 2 or more persons are registered as the holders of a share they shall be deemed to hold it as joint tenants with rights of survivorship subject to the provisions of this Constitution as to joint shareholdings and the following provisions:

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         (a)      they and their respective legal personal representatives shall be deemed to be liable severally as well as jointly in respect of all payments which ought to be made in respect of the share;

         (b) subject to PARAGRAPH (a), on the death of any one of them the survivor or survivors shall be the only person or persons whom the Company shall recognise as having any title to the share, but the Directors may require such evidence of death as they think fit; and

         (c) any one of them may give effectual receipts for any dividend or other distribution.

2.5      RECOGNITION OF INTEREST

         (a) Except as required by law, the Company shall not recognise a person as holding a share upon any trust.

         (b) The Company is not bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any share or unit of a share or (except as otherwise provided by this Constitution or by law) any other right in respect of a share except an absolute right of ownership in the registered holder of the share.

         (c) In the case of the death of a member, the legal personal representatives of the deceased, where the deceased is a sole holder, shall be the only persons recognised by the Company as having any title to the shares held by the deceased, and for this purpose the Directors may require reasonable evidence of death.

2.6      PREFERENCE SHARES

         (a) Subject to this Constitution, the Directors may issue preference shares including preference shares which are, or at the option of the Company are, liable to be redeemed.

         (b) Each preference share confers on the holder a right to receive a preferential dividend at the rate and on the basis decided by the Directors.

         (c) The preferential dividend may be cumulative only if and to the extent Directors decide.

         (d)      Each preference share confers on its holder:

                  (i) the right, in priority to the payment of any dividend on ordinary shares, to the preferential dividend; and

                  (ii) the right on a winding up to payment of dividends declared and any amount paid on the share in priority to ordinary shares.

         (e) In addition to the preferential dividend and rights on winding up, each preference share may participate in the profits and assets of the Company including on a winding up, if and to the extent determined by the Directors.

         (f) Without limiting the terms upon which a preference share may be issued by the Directors, a preference share may, at the discretion of the Directors:

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                  (i)      restrict or prohibit the right of a holder to
                           participate in share issues by the Company or any capitalisation of profits;

                  (ii) convert, or at the option of the Company or the holder, be convertible into some other class of share on terms determined by the Directors;

                  (iii) rank in priority to preference shares already issued or with different rights to preference shares already issued;

                  (iv) confer on its holder the right, on redemption, to the payment of dividends or any amount paid on the share; or

                  (v) entitle the holder to voting rights in limited or unlimited circumstances and may be non-voting shares, provided that while the Company is listed on ASX it shall comply with the ASX Listing Rules in relation to voting rights.

3        CALLS ON SHARES

3.1      CALLS DETERMINED BY DIRECTORS

         The Directors may from time to time make such calls as they think fit upon the members in respect of all or any moneys unpaid on the shares held by them and not by the conditions of allotment thereof made payable at fixed times. A call shall be deemed to have been made when the resolution of the Directors authorising such call was passed and may be payable by instalments. A call may be revoked or postponed as the Directors may determine.

3.2      NOTICE OF CALL

         Notice of a call shall be sent to members upon whom a call is made in accordance with the Listing Rules.

3.3      INTEREST ON CALLS

         If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as shall be stipulated in the conditions of issue or in the absence of any such provision at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

3.4      SUBSEQUENT CALLS/NON-RECEIPT OF NOTICE

         No subsequent call shall be made until after the expiration of 7 days from the day upon which the call made immediately previous to it is payable. The non-receipt of a notice of any call by or the accidental omission to give notice to any of the members shall not invalidate the call.

3.5      DEEMED CALL

         Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date shall for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in the

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         case of non-payment, all the relevant provisions of this Constitution as to payment of interest, expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

3.6      DIFFERENCES IN CALLS AND TIMES OF PAYMENT

         The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

3.7      PAYMENT IN ADVANCE OF CALLS

         The Directors may if they think fit receive from any member willing to advance the same all or any part of the sum due upon the shares held by him beyond the sums actually called for; and upon the amounts so paid or satisfied in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made the Company may pay interest at such rate as the member paying such sum in advance and the Directors agree upon. And the Directors may at any time repay the amount so advanced upon giving to such member 3 months notice in writing. Any capital paid on shares in advance of calls shall not confer a right to participate in profits.

4        LIEN ON SHARES

4.1      COMPANY'S LIEN FOR CALLS

         The Company shall have a first and paramount lien and charge upon all the shares other than fully paid up shares registered in the name of each member (whether solely or jointly with others) for the allotment money, calls or instalments of calls payable to the Company in respect of such shares.

4.2      OTHER LIEN

         (a) The Company shall also have a first and paramount lien and charge:

                  (i) upon all the shares (other than fully paid shares) registered in the name of each member (whether solely or jointly with others) in respect of all moneys (with interest thereon as hereinafter mentioned) which the Company is required by law to pay (and has paid) in respect of the shares; and

                  (ii) over particular shares registered in the name of a member or deceased former member (whether solely or jointly with others) where those shares were acquired under an employee incentive scheme, for all amounts owing to the Company for acquiring them.

         (b) Any moneys owing to or paid by the Company in respect of the shares may be recovered from members or their legal personal representatives as a debt due to the Company.

4.3      LIEN OVER DIVIDENDS

         The Company's lien on a share shall extend to all dividends from time to time declared in respect of such share.

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4.4      ENFORCEMENT OF LIEN

         (a) For the purpose of enforcing any such lien the Directors may sell the shares subject to the lien in such manner as they think fit without any consent by the holder of the shares or any other person.

         (b) Shares on which the Company has a lien cannot be sold unless and until default is made in the payment, fulfilment or discharge of such calls or other moneys owing in respect of the shares and until notice in writing of the intention to sell is served on the holder and the holder fails to pay such calls or other moneys within 14 days after service of such notice.

         (c) The net proceeds of any such sale shall be applied in or towards satisfaction of the moneys together with any interest and expenses paid or payable in connection with the enforcement of the lien and the sale of the shares.

         (d) The balance (if any) shall be paid to the member or the member's executors, administrators or assigns.

         (e) Upon any sale of shares under this CLAUSE 4.4, the Directors may authorise some person to transfer the shares sold to the purchaser of the shares and may enter the purchaser's name in the register as holder of the shares and the purchaser shall not be bound to see to the regularity or validity or be affected by any irregularity or invalidity of the proceedings nor be bound to see to the application of the purchase money and after the purchaser's name has been entered in the register, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

         (f) The Company may do all such things as may be necessary or appropriate for it to do under the Listing Rules to protect any lien, charge or other right to which it may be entitled under any law or this Constitution.

4.5      INTEREST AND EXPENSES

         In each case referred to in CLAUSES 4.1 and 4.2, the Company's lien on a share shall extend to reasonable interest and reasonable expenses incurred by the Company because the relevant amount is not paid by the member or the member's legal personal representatives.

4.6      EXEMPTION

         The Directors may at any time exempt a share wholly or in part from the provisions of this CLAUSE 4.

5        FORFEITURE, SURRENDER AND COMPULSORY SALE OF SHARES

5.1      NOTICE IF CALL OR INSTALMENT UNPAID

         (a) If any member fails to pay any call or instalment or any money payable under the terms of allotment of a share on or before the day appointed for payment thereof the Directors may at any time while the same remains unpaid serve a notice on the member requiring payment together with any interest that may have accrued

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                  thereon and any expenses that may have been incurred by the
                  Company by reason of such non-payment.

         (b) The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which such call instalment or other money and all interest and expenses that have accrued by reason of such non-payment are to be paid and the place where payment is to be made (the place so named being either the registered office of the Company or some other place at which calls of the Company are usually made payable) and shall state that in the event of non-payment on or before the day and at the place appointed the share in respect of which such payment is due will be liable to be forfeited.

5.2      FORFEITURE FOR NON-COMPLIANCE WITH NOTICE

         (a) If the requirements of any such notice served under CLAUSE 5.1 are not complied with the share in respect of which such notice has been given may at any time thereafter before payment of all money due thereon with interest and expenses shall have been made be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

         (b) Any share so forfeited shall be held in trust by the Directors on behalf of the Company and may be held, re-allotted, sold or otherwise disposed of in such manner as the Directors think fit and in case of re-allotment with or without any money paid thereon by the former holder being credited as paid up. The Directors may at any time before any share so forfeited shall have been re-allotted, sold or otherwise disposed of annul the forfeiture thereof upon such conditions as they may think fit. In the event of any shares being forfeited and sold the net proceeds of such sale shall be applied in or towards satisfaction of the moneys due and owing in respect of such shares and accrued interest and expenses paid or payable in connection with such sale and the residue (if any) shall be paid to the former holder or the former holder's executors, administrators or assigns.

         (c) Any member whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall notwithstanding such forfeiture remain liable to pay to the Company all calls or other money interest and expenses owing in respect of such shares at the time of forfeiture together with interest thereon from the time of forfeiture until payment at the rate of 17% per annum or such lesser rate as may be fixed by the Directors and the Directors may enforce the payment thereof as they think fit.

5.3      DIRECTORS MAY ACCEPT SURRENDER OF SHARE

         The Directors may accept the surrender of any paid up share by way of compromise of any question as to the holder being properly registered in respect thereof. Any share so surrendered may be disposed of in the same manner as a forfeited share.

5.4      EVIDENCE OF OWNERSHIP AFTER DISPOSAL OF SHARES

         In the event of the re-allotment or sale of a forfeited or surrendered share a certificate in writing under the seal of the Company that the share has been duly forfeited surrendered or sold in accordance with the regulations of the Company shall be conclusive evidence of the facts stated as against all persons claiming the share and the Directors may cause the name

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         of the new allottee or purchaser to be entered in the register in respect of the share and the new allottee or purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money or consideration. Subject to CLAUSE 2.3(g), a certificate of title to the share shall be delivered to such new purchaser or allottee who shall be registered in respect of the share and deemed the holder of the share discharged from all calls or other money interest and expenses due prior to such purchase or allotment and the title to the share shall not be affected by any irregularity in the proceedings and the remedy of any person aggrieved by the re-allotment or sale shall be in damages only and against the Company exclusively.

5.5      OTHER FORFEITURE

         The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified, provided that notice of such forfeiture shall be given in accordance with CLAUSE 5.1.

5.6      CANCELLATION OF FORFEITED SHARES

         The Company may by ordinary resolution cancel any shares forfeited under this CLAUSE 5.

5.7      UNMARKETABLE PARCELS

         The Company may sell an Unmarketable Parcel in accordance either CLAUSE
         5.8 or CLAUSE 5.9.

5.8      SALE OF UNMARKETABLE PARCELS IN ACCORDANCE WITH LISTING RULE 15.13

         (a) Under this CLAUSE 5.8, the Company may sell an Unmarketable Parcel held by a member:

                  (i) if it has notified the member in writing of the Company's intention to do so;

                  (ii) if it gives the member at least 42 days from the date the notice is sent under PARAGRAPH (i) in which to tell the Company that the member wishes to retain their Unmarketable Parcel; and

                  (iii) if it or the purchaser of the Unmarketable Parcel pays for the costs of the sale.

         (b) The Company may use the procedure under this CLAUSE 5.8 only once in any 12 month period in relation to an Unmarketable Parcel held by a member.

         (c) If the Company receives written notice from the member at the Company's registered office within the time period set by the Company under CLAUSE 5.8(a)(ii) that the member wishes to retain their Unmarketable Parcel, the Company will not sell that member's Unmarketable Parcel.

         (d) The Company's power of sale under this CLAUSE 5.8 will lapse following the announcement of a takeover bid or a similar bid under a foreign regime for the Company ("TAKEOVER") and, at the option of the Company, may begin to have effect once more after the close of offers made under the Takeover.

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         (e)      The proceeds of sale will not be sent to a member until the
                  Company has received any certificate relating to the securities (or is satisfied that the certificate has been lost or destroyed).

5.9      SALE OF UNMARKETABLE PARCELS IN ACCORDANCE WITH LISTING RULE 15.13A

         (a)      This CLAUSE 5.9 shall:

                  (i) only apply to securities in a new holding created by the transfer of a parcel of securities that was less than a Marketable Parcel at the time a proper SCH transfer was initiated or a paper based transfer was lodged; and

                  (ii) not apply to any securities transferred before 1 September 1999.

         (b) The Company may sell an Unmarketable Parcel held by a member under this CLAUSE 5.9 by giving written notice to the member of the following:

                  (i) the Unmarketable Parcel which the Company proposes to sell;

                  (ii) a statement that the Unmarketable Parcel will be sold not less than 7 days after the date of the notice;

                  (iii) a statement that the proceeds of the sale will be sent to the member within 14 days after the date of the sale; and

                  (iv) a statement that from the date of the notice, the right of the member to vote or to receive dividends in relation to the Unmarketable Parcel shall be suspended.

         (c) From the date of the notice given under CLAUSE 5.9(b), all rights of the member to vote or to receive dividends in relation to the Unmarketable Parcel shall be suspended.

         (d) The proceeds of the sale of the Unmarketable Parcel, less the costs of the sale, must be sent to the member. If, because of CLAUSE 5.9(c), the dividends on an Unmarketable Parcel cannot be sent to a member in the ordinary course, the dividends will be sent to the member with the proceeds of sale.

6        TRANSFER OF SHARES

6.1      TRANSFERS

         (a)      PARTICIPATION IN COMPUTERISED OR ELECTRONIC SYSTEMS

                  The Directors may do anything they consider necessary or desirable and which is permitted under the Corporations Act and the Listing Rules to facilitate the participation by the Company in any computerised or electronic system established or recognised by the Corporations Act or the Listing Rules for the purposes of facilitating dealings in shares or securities.

         (b)      FORM OF TRANSFERS

                  (i) Subject to this Constitution, a member may transfer all or any of the member's shares by:

                           (A) any computerised or electronic system established or recognised by the Listing Rules or the Corporations Act for the purpose of facilitating dealings in shares or other securities, including a transfer that may be effected pursuant to the SCH business rules or other electronic transfer process; or

                           (B) an instrument in writing in any usual or common form or in any other form that the Directors approve.

                  (ii) The transferor remains the holder of the shares and the member of the Company in respect of those shares until the name of the transferee is entered in the register, other than in the case of a proper SCH transfer, in which case the provisions of the SCH business rules apply.

                  (iii) In the case of a proper SCH transfer, the Company must comply with such obligations as may be imposed on it by the Listing Rules and any applicable legislation (including stamp duty legislation) in connection with any transfer of shares.

         (c)      REGISTRATION PROCEDURE

                  Where a written instrument of transfer referred to in CLAUSE 6.1(b) is to be used by a member to transfer shares, the following provisions apply:

                  (i) The instrument of transfer must be executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Corporations Act.

                  (ii) The instrument of transfer shall be stamped and left at the share registry of the Company for registration accompanied by the certificate for the shares to be transferred (if any) and such other evidence as the Directors may require to prove the title of the transferor and the transferor's right to transfer the shares.

                  (iii) A fee shall not be charged on the registration of a transfer of shares or other securities in registrable form.

                  (iv) On registration of a transfer of shares, the Company must cancel the old certificate (if any).

         (d)      POWER TO REFUSE TO REGISTER

                  (i) The Directors may refuse to register any transfer of shares where:

                           (A) the Listing Rules permit the Company to do so; or

                           (B) the Listing Rules require the Company to do so.

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                                       14

                  (ii) Subject to CLAUSE 6.1(e), the Directors shall refuse to register a transfer of shares where the Company is aware that the transfer will result in a breach of the Shareholding Restrictions.

                  (iii) Where the Directors refuse to register a transfer, they shall send notice of the refusal and the precise reasons therefor to the transferee and the lodging broker (if any) in accordance with the Listing Rules.

         (e)      NON-INTERFERENCE WITH REGISTRATION

                  Notwithstanding any other provision contained in this Constitution, the Company may not prevent, delay or interfere with the registration of an SCH transfer or the registration of a paper-based transfer of shares in the Company in registrable form in a manner which is contrary to the provisions of the Listing Rules or the Corporations Act.

         (f)      RESTRICTED SECURITIES

                  (i) Restricted securities cannot be disposed of during the escrow period for those securities, except as permitted by the Listing Rules or ASX.

                  (ii) Notwithstanding the provisions of this CLAUSE 6, the Company must refuse to acknowledge a disposal (including registering a transfer) of restricted securities during the escrow period in relation to those securities, except as permitted by the Listing Rules or ASX.

6.2      APPROVAL REQUIRED FOR PROPORTIONAL TAKEOVER BID

         (a)      In this clause the following words shall have these meanings:

                  "ELIGIBLE SHAREHOLDERS" means those persons described in CLAUSE 6.2(c).

                  "MEETING" means a meeting of the Eligible Shareholders convened and conducted by the Company.

                  "OFFEROR" means the person making the offer pursuant to the Takeover Bid.

                  "POSTAL BALLOT" means a postal ballot conducted by the Company in accordance with CLAUSE 6.2(g).

                  "PRESCRIBED RESOLUTION" means a resolution to approve a Takeover Bid in accordance with the provisions of this clause.

                  "RELEVANT DAY" means the day that is 14 days before the end of the period during which the offers under the Takeover Bid remain open.

                  "SHARES" means shares included in the class of shares the subject of the Takeover Bid.

                  "TAKEOVER BID" means an off-market bid in accordance with
                  section 618(1)(b) of the Corporations Act.

                  A reference to "a person associated with" another person has the meaning given to that expression by sections 10, 11, 12, 15 and 16 of the Corporations Act.

         (b) Registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the Takeover Bid is prohibited, unless and until the Prescribed Resolution is passed, notwithstanding any reservation of shares made pursuant to the Listing Rules. The Directors shall ensure that the Prescribed Resolution is voted on before the Relevant Day.

         (c) The persons entitled to vote on the Prescribed Resolution shall be those persons (other than the Offeror or a person associated with the Offeror) who, as at the end of the day on which the first offer under the Takeover Bid was made, held Shares. On a Prescribed Resolution, Eligible Shareholders shall be entitled to one vote for each Share held.

         (d) The Prescribed Resolution shall be voted on in either of the following ways as determined by the Directors:

                  (i)      at a Meeting; or

                  (ii)     by means of a Postal Ballot.

         (e) The Prescribed Resolution shall be taken to have been passed if the proportion that the number of votes in favour of the Prescribed Resolution bears to the total number of votes on the Prescribed Resolution is greater than one-half.

         (f) If the Directors determine that the Prescribed Resolution shall be voted on at a Meeting, then the provisions of this Constitution that apply to a general meeting of the Company shall, with such modifications as the circumstances require, apply to the Meeting.

         (g) If the Directors determine that the Prescribed Resolution shall be voted on by means of Postal Ballot:

                  (i)      The Directors shall despatch to the Eligible
                           Shareholders:

                           (A)      a notice proposing the Prescribed
                                    Resolution;

                           (B) a ballot paper for the purpose of voting on the Prescribed Resolution;

                           (C) a statement setting out details of the Takeover Bid; and

                           (D) a memorandum explaining the postal ballot procedure which is to govern voting in respect of the Prescribed Resolution.

                  (ii) A vote recorded on a ballot paper shall not be counted, for the purposes of determining whether or not the Prescribed Resolution is passed, unless the ballot paper is:

                           (A) correctly completed and signed under the hand of the Eligible Shareholder or of his attorney duly authorised in writing or if the Eligible Shareholder is a body corporate in a manner set out in sections 127(1) and
                                    (2) of the Corporations Act, or under the hand of its attorney so authorised; and

                           (B) received at the registered office of the Company on or before the date specified for its return in the notice proposing the Prescribed Resolution such date to be not less than 17 days before the end of the period during which offers under the Takeover Bid remain open.

         (h) Where a Prescribed Resolution is voted on before the Relevant Day the Company shall, on or before the Relevant Day:

                  (i)      give to the Offeror; and

                  (ii)     serve on each notifiable securities exchange,

                  a notice in writing stating that the Prescribed Resolution has been so voted on and that the resolution has been passed, or has been rejected, as the case requires.

         (i) Where, as at the end of the day prior to the Relevant Day, no resolution to approve the Takeover Bid has been voted on, a Prescribed Resolution shall be deemed to have been passed in accordance with this clause.

         (j) Where a Prescribed Resolution is voted on prior to the Relevant Day and is rejected:

                  (i) Notwithstanding section 652A of the Corporations Act, all offers under the Takeover Bid that have not, as at the end of the Relevant Day, been accepted or have been accepted and from whose acceptance binding contracts have not resulted, shall be deemed to be withdrawn at the end of the Relevant Day;

                  (ii) The Offeror shall, forthwith after the end of the Relevant Day, return to each person who has accepted any of the offers any documents that were sent by the person to the Offeror with the acceptance of the offer;

                  (iii) The Offeror is entitled to rescind, and shall, forthwith after the end of the Relevant Day, rescind, each contract resulting from the acceptance of an offer made under the Takeover Bid; and

                  (iv) A person who has accepted an offer made under the Takeover Bid is entitled to rescind the contract (if any) resulting from that acceptance.

         (k) This clause shall cease to have effect on the third anniversary of the date of adoption of this clause unless it is sooner omitted by amendment to this Constitution or renewed in the manner provided by section 648G of the Corporations Act.

6.3      DIVESTMENT OF SHARES

         (a)      If:

                  (i) a notice in writing is issued to the Company by the Minister pursuant to section 31(2) of the Casino Control Act setting out as a ground giving rise to its issue that a holder of shares in the Company is not or has ceased to be at any time a suitable person to be associated or connected with the ownership administration or management of the operations or business of the Company; or

                  (ii) the Governor-in Council in pursuance of any Act of the State of Queensland now or hereafter in force by Order in Council published in the Queensland Government Gazette requires a disposal of shares in the Company by a shareholder, then the Directors may issue a notice to that holder requiring that holder to dispose of such shares within a period of 2 months of the date of the service of the notice provided that:

                  (iii) upon the issue of such notice and subject to PARAGRAPH (iv) hereof, any right to vote conferred by this Constitution upon a holder of those shares shall be suspended until the shares have been disposed of; and

                  (iv) if upon receipt of such a notice the holder of those shares transfers the same to a trustee approved of by the Minister to hold on behalf of that holder, the said period of 2 months shall be extended to 3 years and any rights to vote conferred by this Constitution upon a holder of those shares may be exercised by that trustee.

         (b) If the requirements of any notice referred to in CLAUSE 6.3(a) are not complied with by such holder within the time so specified, the Directors may:

                  (i) cause those shares to be sold on ASX at not less than the ruling market price, or if they are not so quoted, in such manner as in the opinion of the Directors shall realise the highest price reasonably obtainable;

                  (ii) if the shares so sold are registered on a branch register, cause such shares to be transmitted to the principal Register without any request or consent;

                  (iii) appoint a person to execute on behalf of such holder the transfer of such shares and to receive and give a good discharge for the purchase moneys; and

                  (iv) register the transfer notwithstanding that the certificate for such shares may not have been delivered to the Company and, subject to CLAUSE 2.3(g), issue a new certificate to the transferee in which event the previous certificate (if any) shall be deemed to have been cancelled.

         The purchase money less the expenses of sale shall be paid to the holder of the shares so sold PROVIDED THAT the holder has delivered to the Company for cancellation the certificate (if any) in which such shares were comprised or has provided proof satisfactory to the Directors as to the loss or destruction of the said certificate. Failing such delivery or proof the Company may sue such person for the recovery of such certificate and the holder shall not, in any such action, deny or dispute the Company's ownership and right to possession of such certificate.

7        SHAREHOLDING RESTRICTIONS

7.1      VOTING POWER

         The Company shall:

         (a) ensure that the voting power in the Company of any person (other than the Grandfathered Shareholders) shall not exceed 5% at any time without the prior approval in writing of the Minister;

         (b) ensure that the voting power in the Company of any person (other than the Grandfathered Shareholders) shall not exceed 10% at any time except in circumstances where:

                  (i)      their voting power in the Company is at least 90%;
                           and

                  (ii) within 3 calendar months of acquiring the voting power referred to in SUBPARAGRAPH (i):

                           (A) their relevant interest in the Company's voting shares is 100%; and

                           (B) they have a relevant interest in all the Company's securities convertible into voting shares; and

                  (iii) they have the Governor-in-Council's approval, prior to acquiring the interest referred to in SUBPARAGRAPH
                           (i), to:

                           (A) have the voting power referred to in SUBPARAGRAPHS (i) and (ii); and

                           (B) acquire the relevant interest referred to in SUBPARAGRAPH (ii); and

         (c) ensure that the voting power in the Company of a Grandfathered Shareholder does not exceed their Grandfathered Holding.

7.2      NON-VOTING SHARES

         The Company shall ensure that the total number of shares in any class of non-voting shares in which any person and their associates (other than an Approved Holder) shall have a relevant interest shall not exceed 5% of the total number of shares of that class on issue at any time without the prior approval in writing of the Minister.

7.3      DEEMED COMPLIANCE

         The Company shall have complied with its obligations under CLAUSES 7.1 and 7.2 if it complies with CLAUSE 7.4.

7.4      DECLARATIONS AND NOTICES

         (a) The Company may from time to time require the production of a statutory declaration from any member setting forth the name and address of any person who has a relevant interest in shares in the Company held by the member and full particulars of that relevant interest. The Company shall require the statutory declaration to be produced if:

                  (i)      called upon to do so by the Minister; or

                  (ii) the Company shall have reason to believe that a breach of the Shareholding Restrictions may have occurred.

         (b) The Company shall not issue any shares (other than pursuant to the exercise, conversion or paying up of a security) if in its opinion such issue would have the effect of causing any breach of the Shareholding Restrictions to occur.

         (c) The Company shall issue a notice ("Disposal Notice") to a member, if:

                  (i) the member shall have failed to produce a statutory declaration when required to do so pursuant to CLAUSE 7.4(a) and the Company considers it appropriate to issue such a Disposal Notice; or

                  (ii) a breach of the Shareholding Restrictions shall have occurred in respect of the shares held by the member,

                  requiring the member to dispose of the number of shares held by the member set out in the Disposal Notice within a period of 2 months of the date of service of the Disposal Notice.

         (d) If the requirements of any Disposal Notice are not complied with, the Company may:

                  (i) cause the number of shares specified in the Disposal Notice or any lesser number thereof to be sold on ASX at not less than the price that the last sale of shares was effected, or if they are not so quoted, in such manner as in the opinion of the Company shall realise the highest price reasonably obtainable;

                  (ii) if the shares so sold are registered on a branch register, cause such shares to be transmitted to the principal register without any request or consent of the member;

                  (iii) appoint a person to execute on behalf of the member or the transferee, as applicable, the transfer of such shares and to receive the purchase moneys;

                  (iv) register the transfer notwithstanding that the certificate of such shares may not have been delivered to the Company and, subject to CLAUSE 2.3(g), issue a new certificate to the purchaser, in which event the previous certificate shall be deemed to have been cancelled; and

                  (v) pay the purchase money less the expenses of the sale to the member provided that the member has delivered to the Company for cancellation the certificate (if any) in which such shares of are comprised or has provided proof satisfactory to the Company as to the loss or destruction of the certificate. Failing such delivery or proof the Company may sue the member for the recovery of the certificate and the member shall not, in any action, deny or dispute the Company's ownership and right to possession of such certificate.

         (e)      A reference in CLAUSES 7.1 to 7.4 to:

                  (i) a person's voting power shall have the same meaning as a reference in section 610 (Voting Power in a body corporate) of the Corporations Act to a person's voting power;

                  (ii) a relevant interest in shares shall have the meaning given by section 608 (Relevant interests in securities) and section 609 (Situations not giving rise to relevant interests) of the Corporations Act; and

                  (iii) an associate shall have the same meaning as a reference in Division 2 of Part 1.2 (Associates) of the Corporations Act excluding section 13 (References in Chapter 7) and section 14 (References in chapter
                           8) of the Corporations Act.

8        TRANSMISSION OF SHARES

8.1      TRANSMISSION

         A person becoming entitled to a share in consequence of the death or bankruptcy of a member or a vesting order may, upon producing such evidence that the person sustains the character in respect of which the person proposes to act under this clause or of the person's title as the Directors think sufficient, either be registered as the holder of the share or subject to the provisions of this Constitution as to transfers, transfer the share.

8.2      EVIDENCE OF AUTHORITY TO ACT FOR ESTATE ETC.

         A person lawfully administering the estate of a member under the provisions of a law relating to mental health or the administration of the estates of patients or infirm persons may, upon producing such evidence that the person sustains the character in respect of which the person proposes to act under this clause as the Directors think sufficient, subject to the provisions of this Constitution as to transfers, transfer the share registered in the name of that member.

8.3      EFFECT OF DEATH, BANKRUPTCY OR INFIRMITY

         Subject to the provisions of this Constitution, a person entitled to be registered as the holder of a share or to transfer the share to some other person under CLAUSES 8.1 or 8.2, shall be entitled to the same dividends and other advantages and to the same rights (whether in relation to meetings of the Company or to voting or otherwise) as the registered holder would have been entitled to if the events mentioned in CLAUSES 8.1 or 8.2 had not occurred.

9        MODIFICATION OF RIGHTS

         (a) Where by reason of the issue of preference shares or otherwise the capital is divided into different classes of shares all or any of the rights attached to shares of a class (unless otherwise provided by the terms of issue of the shares of that class) may be modified, abrogated or altered in any way or preference capital repaid with the approval of a special resolution of the holders of the issued shares of that class at a separate meeting of the holders of shares of that class convened for the purpose.

         (b) All the provisions of the Corporations Act and this Constitution as to special resolutions and general meetings shall be deemed to apply mutatis mutandis to every such resolution and meeting.

         (c) Where at such a meeting the necessary majority is not obtained the written approval of the modification, abrogation, alteration or repayment by the holders of at least 75% of the issued shares of the class has, if obtained within 2 calendar months from the date of the meeting, the same force and effect as a resolution duly passed in accordance with this clause.

10       GENERAL MEETINGS

10.1     CONVENING AND NOTICE OF GENERAL MEETINGS

         (a) Annual general meetings of the Company shall be held in accordance with the Corporations Act.

         (b) A general meeting shall be convened on such requisition as is provided for in the Corporations Act.

         (c) A Director may convene a general meeting of the Company or a meeting of any class of members of the Company.

         (d) Except in the case of a meeting convened upon a requisition of members, the Directors may, by notice to the members, postpone any meeting which has been convened by the Directors to a date specified in such notice, or may cancel the holding of such a meeting.

         (e) The accidental omission to give notice of any general meeting to or the non-receipt of any such notice by any person entitled to be so notified, shall not invalidate the meeting or any resolution passed at that meeting.

10.2     PROCEEDINGS AT GENERAL MEETINGS

         (a)      BUSINESS AND QUORUM

                  (i) The business of an annual general meeting is to receive and consider the profit and loss account, the balance sheet and the reports of the Directors and the auditor, to elect Directors in the place of those retiring and to transact any other business which under this Constitution or by law ought to be transacted at an annual general meeting. All other business transacted at an annual general meeting and all business transacted at any other general meeting shall be deemed special.

                  (ii) Subject to CLAUSE 10.2(a)(iv), 3 members present in person or by proxy, attorney or representative are a quorum at a general meeting.

                  (iii) An item of business shall not be transacted at a general meeting unless a quorum is present at the beginning of a meeting.

                  (iv) Where within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

                           (A) if convened upon requisition of members or by members is dissolved; and

                           (B) in any other case stands adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors appoint by notice to the members and others entitled to notice of the meeting.

                  (v) At any such adjourned meeting 2 persons each being a member, proxy, attorney or representative present at the meeting are a quorum and if a quorum is not present within 15 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

         (b)      CHAIRMAN OF GENERAL MEETINGS

                  The Chairman of Directors is entitled to preside at general meetings but where the Chairman is not present and able and willing to act within 15 minutes after the time appointed for a meeting or has signified that the Chairman will not be present and able and willing to act the following may preside (in order of entitlement): the Deputy Chairman, a Director chosen by a majority of the Directors present, the only Director present, a member, proxy, attorney or representative chosen by a majority of the members, proxies, attorneys and representatives present.

         (c)      DEMAND FOR A POLL

                  (i) Every question submitted to a meeting shall be decided by a show of hands unless, before the show of hands or immediately after the declaration of the result of the show of hands, a poll is demanded by:

                           (A)      the Chairman of the meeting;

                           (B) not less than 5 members present in person or by proxy, attorney or representative and having the right to vote on the resolution; or

                           (C) a member or members present in person or by proxy, attorney or representative representing not less than 5% of the total voting rights of all members having the right to vote on the resolution, and the demand for the poll is not withdrawn.

                  (ii) Unless a poll is so demanded and the demand is not withdrawn a declaration by the Chairman of the meeting that the resolution has been carried or carried unanimously or without dissent or by a particular majority or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence thereof and it shall not be necessary to prove the number or proportion of votes cast in favour of or against the resolution.

                  (iii) Where a poll is duly demanded and the demand is not withdrawn it shall be taken in such manner and at such time and place and at once or after an interval or adjournment or otherwise as the Chairman of the meeting then or thereafter determines and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

                  (iv) A poll shall not be demanded on the election of a Chairman of a meeting or on the adjournment of a meeting. A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

         (d)      ADJOURNMENT OF MEETING

                  The Chairman of a meeting may with the consent of the meeting adjourn the meeting from time to time and place to place but the only business that may be transacted at an adjourned meeting is the business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned for more than 1 month notice of the adjournment shall be given as in the case of an original meeting.

11       VOTES OF MEMBERS

11.1     VOTING AT GENERAL MEETING

         (a) Subject to CLAUSE 5.9(c), the proviso in CLAUSE 6.3(a)(iii), to CLAUSE 11.1(e) and to any rights or restrictions with respect to voting rights that are attached to or affect any class or classes of shares, on a show of hands each person present as a member, proxy, attorney or representative has one vote and on a poll each member present in person or by proxy, attorney or representative has:

                  (i)      one vote for every fully paid share held; and

                  (ii) in respect of each partly paid share held, a fraction of a vote equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited). Amounts paid in advance of a call shall be ignored when calculating the proportion.

         (b) Where there are joint holders of a share any one of them may vote at a meeting in person or by proxy, attorney or representative in respect of that share as if that joint holder were solely entitled to the share but if more than one is so present the member whose name stands first in the register in respect of the share is alone entitled to vote in respect thereof. Several legal personal representatives of a deceased member in whose sole name a share stands shall for the purpose of this clause be deemed joint holders of the share.

         (c) A person entitled under CLAUSE 8 to transfer a share may vote at a meeting or adjourned meeting or on a poll in respect of that share as if the registered holder of the share if:

                  (i) the Directors have previously admitted the person's right to vote at that meeting or adjourned meeting or on that poll in respect of the share; or

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                                       24

                  (ii) the Directors are satisfied of the person's right to transfer the share at least 48 hours before the time appointed for the meeting, adjourned meeting or poll at or on which the person proposes to vote in respect thereof.

         (d) Objection shall not be raised to the right of a person to attend or vote at a meeting or adjourned meeting or to vote on a poll except at that meeting or adjourned meeting or when that poll is taken and every vote not disallowed at the meeting or adjourned meeting or when the poll is taken shall be deemed valid. In the case of a dispute as to the admission or rejection of a vote, the Chairman of the meeting shall decide the same and that decision made in good faith shall be final and conclusive.

         (e) A member is not entitled to vote at a general meeting in respect of particular shares held where:

                  (i) calls due and payable on those shares have not been paid; or

                  (ii) the person became the holder of those shares after the time determined under the Corporations Act as the "specified time" for deciding who held shares for the purposes of the general meeting.

         (f) In the event of a breach of the Listing Rules in relation to restricted securities or in the event of a breach of any restriction agreement entered into by the Company pursuant to the Listing Rules in relation to restricted securities, the holder of the restricted securities shall not, in respect of those restricted securities, be entitled to vote at a general meeting and shall not become entitled to vote at a general meeting until the breach has been remedied.

11.2     APPOINTMENT OF PROXY OR PROXIES

         (a) A member entitled to attend and vote at a meeting of the Company or of any class of members is entitled to appoint another person (whether a member or not) as the member's proxy to attend and vote instead of the member at the meeting and a proxy has the same right as the member to speak at the meeting. If the member is entitled to cast 2 or more votes at the meeting, the person may appoint 2 proxies.

         (b)      Where a member appoints 2 proxies:

                  (i) the appointment may specify the proportion or number of votes each proxy may exercise. If the appointment does not do so, each proxy may exercise half the votes; and

                  (ii)     neither proxy is entitled to vote on a show of hands.

         (c) An instrument appointing a proxy shall be in writing under the hand of the appointor or the appointor's attorney duly authorised in writing or if the appointor is a body corporate under its common seal or the hand of a director or secretary or its attorney so authorised and may be in respect of more than one meeting.

         (d) An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

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                                       25

         (e) An instrument appointing a proxy shall be in any form acceptable to the Directors generally or in a particular case.

         (f) A member may by power of attorney duly executed in the presence of at least one witness and (if necessary) duly stamped appoint an attorney to act on the member's behalf at all or any meetings of the Company or of any class of members.

         (g) In order to be effective, an instrument appointing a proxy and any power of attorney under which it is executed or a copy of the power of attorney certified by statutory declaration or an instrument appointing an attorney pursuant to CLAUSE 11.2(f), in either case together with such evidence of due stamping and execution and non-revocation of the power of attorney as the Directors may require, or a certificate evidencing the appointment of a representative must be deposited at or forwarded by facsimile transmission to the registered office of the Company or such other place, facsimile number or electronic address as is specified in the notice of meeting not less than 48 hours before the time appointed for the meeting or adjourned meeting or poll which the appointee proposes to attend or on which the appointee proposes to vote.

         (h) A vote cast by a proxy, attorney or representative is valid notwithstanding the previous revocation of the authority by the death of the principal or otherwise and notwithstanding the transfer of the shares in respect of which the vote is cast unless an intimation in writing of the revocation or transfer has been received at the registered office of the Company or by the Chairman of the meeting before the vote is cast.

12       DIRECTORS

12.1     APPOINTMENT

         (a) The number of Directors shall not be less than 3 nor, until otherwise determined by a general meeting, more than 10.

         (b)      Each Director shall be a natural person.

         (c) The managing Director shall be appointed in accordance with CLAUSE 12.8.

         (d) The Directors shall be appointed in accordance with CLAUSES 12.1(g) and 12.5.

         (e) A person other than a retiring Director is not eligible to be elected as a Director at a general meeting unless a member intending to propose the person has at least 30 business days before the meeting left at the registered office of the Company a notice in writing duly signed by the nominee, consenting to the nomination and signifying the candidature for the office or the intention of the member to propose the person.

         (f) Notice of each candidature shall at least 7 days prior to the meeting at which the election is to take place be forwarded to all members.

         (g) Subject to CLAUSE 12.1(a), the Directors shall have power at any time and from time to time to appoint any other person as a Director either to fill a casual vacancy or as an addition to the Board.

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                                       26

         (h) A Director appointed by the Directors shall (unless in the meantime the Director has been appointed a managing Director) hold office only until the next following general meeting and shall then be eligible for re-election.

         (i) No person shall be appointed a Director without the prior approval of the Minister.

12.2     REMUNERATION AND EXPENSES

         (a) The Directors shall be paid a remuneration out of the funds of the Company for their services as Directors. The remuneration of the Directors shall be at such rate per annum expressed as a fixed sum as the Company in general meeting determines from time to time and the remuneration so determined shall continue until altered by any subsequent general meeting where the relevant particulars of the proposed increase have been given to the members in the notice convening the meeting.

         (b) The Directors' remuneration shall be divided among them in such proportion and manner as determined by the Directors.

         (c) The Directors' remuneration shall be by fixed sum and not a commission on a percentage of profits or operating revenue and shall be deemed to accrue from day to day.

         (d) Where a Director being willing is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for the Company, the Company may remunerate the Director by payment of a fixed sum determined by the Directors and that remuneration may be either in addition to or in substitution for the Director's share in the remuneration provided for in this Constitution.

         (e) A Director shall in addition to the remuneration provided for in this Constitution be reimbursed out of the funds of the Company such reasonable travelling, accommodation and other expenses as may be incurred when travelling to or from meetings of the Directors or a committee or when otherwise engaged on the business of the Company.

         (f) Where a Director ceases to be a Director by reason of death while still in office or resignation from such office or in such other circumstances as the Directors in the particular case determine to be within the provisions of this clause, the Company may pay to or confer upon such Director or if the Director is dead, the Director's widow, or children, or other persons who in the opinion of the Directors are at the time of the death financially dependent upon the Director, or such of them and in such shares as the Directors shall determine such pensions or allowances (if any) as the Directors may determine having regard to the past services of the Director as such and the power to pay or confer such pensions or allowances may be exercised by the Directors PROVIDED THAT except in any of the cases referred to in section 200G of the Corporations Act such power shall be exercised only if particulars with respect thereto have been disclosed to the members of the Company and the proposal has been approved by the Company in general meeting.

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                                       27

12.3     VACATION OF OFFICE AND CONFLICT OF INTEREST

         (a)      The office of a Director is automatically vacated if the
                  Director:

                  (i) ceases to be a Director by virtue of a provision of, or becomes prohibited from being a Director by reason of an order made under, the Corporations Act;

                  (ii) becomes bankrupt or an insolvent under administration or makes an arrangement or composition with creditors of the Director's joint or separate estate generally;

                  (iii) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under a law relating to mental health;

                  (iv) resigns his office by notice in writing to the Company or refuses to act;

                  (v) is absent from the meetings of the Directors for a continuous period of 6 calendar months without special leave of absence from the Directors;

                  (vi) is removed from office by a resolution passed at a general meeting of the Company;

                  (vii) the Governor-in-Council in pursuance of any Act of the State of Queensland now or hereafter in force by Order in Council published in the Queensland Government Gazette requires the Director to resign from office; or

                  (viii) a notice in writing is issued to the Company by the Minister pursuant to section 31(2) of the Casino Control Act setting out as a ground giving rise to its issue that the Director is not or has ceased to be at any time a suitable person to be associated or connected with the ownership, administration or management of the operations or business of the Company.

         (b) A Director may, notwithstanding the Director's office as such and the fiduciary relationship thereby established:

                  (i) hold an office or place of profit (except that of auditor) under the Company or under any body corporate in which the Company is a member or otherwise interested;

                  (ii) enter into a contract or arrangement with the Company as vendor, purchaser or otherwise and may participate in any association, institution, fund, trust, scheme or convenience for past or present employees or Directors of the Company; and

                  (iii) retain for the Director's own benefit any profit arising from any such office, place of profit or contract or arrangement and any pension, allowance or other benefit received by reason of such participation.

         (c) A contract or arrangement entered into by or on behalf of the Company is not void or voidable by reason only that a Director is in any way directly or indirectly interested therein.

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                                       28

12.4     ROTATION OF DIRECTORS

         (a)      (i)      A Director other than a managing Director shall not
                           retain office for more than 3 calendar years or beyond the third annual general meeting following the Director's election (whichever is the longer period) without being submitted for re-election.

                  (ii) At the annual general meeting in each year one-third of the Directors in office (other than any managing Director) or if their number is not a multiple of 3, the number nearest to but not less than one-third, shall retire from office.

         (b) A retiring Director may act until the conclusion of the meeting at which the Director retires and is eligible for re-election.

         (c) The Directors to retire by rotation at each annual general meeting are those who have been longest in office and the length of time a Director has been in office shall be computed from the Director's last election. As between Directors who have been in office an equal length of time the Directors to retire shall in default of agreement between them be determined by drawing lots in any manner determined by the Chairman of Directors or if not able and willing to act by the Deputy Chairman.

         (d) As between Directors who have been in office an equal length of time the Directors to retire shall in default of agreement between them be determined by drawing lots in any manner determined by the Chairman of Directors or if he is not able and willing to act by the Deputy Chairman.

         (e) For the purpose of ascertaining the number and identity of the Directors to retire by rotation, neither a Director appointed by the Directors nor a Director whose office has become vacant pursuant to section 201C of the Corporations Act shall be taken into account.

         (f) Where the Company in general meeting elects a Director pursuant to CLAUSE 12.5 it may also determine in what order of rotation the Director is to go out of office.

12.5     VACANCIES MAY BE FILLED UP

         The Company may at a meeting at which the Directors retire by rotation fill all or any of the vacant places by electing persons thereto and may fill up any other available vacancy.

12.6     POWERS OF DIRECTORS

         (a) The management of the business of the Company is vested in the Directors and they may exercise all such powers and do all such acts and things as the Company is by this Constitution or otherwise authorised to exercise and do.

         (b) Without limiting the generality of CLAUSE 12.6(a), the Directors may exercise all powers of the Company to borrow or raise or secure the payment or repayment of any sum or sums of money, to charge, mortgage or otherwise encumber any or all of the undertakings, property, assets or business of the Company (both present or future whatsoever and wheresoever situate) or all or any of its uncalled capital and to issue notes, bonds, debentures or any other securities whatsoever or give any other security or guarantee for any debt, liability or obligation of the Company or of any other person, in each case in such manner and on such terms and conditions as the Directors in their absolute discretion think fit.

         (c) The Company shall not grant any mortgage, charge or other encumbrance except in accordance with section 32 of the Casino Control Act.

         (d) Where a Director or other officer of the Company becomes personally liable for the payment of a sum due from the Company, the Directors may execute or cause to be executed any mortgage, charge or other security over the whole or any part of the Company's undertakings, property or assets (present or future) including its uncalled capital, by way of indemnity to secure the Director or officer against any loss in respect of that liability.

12.7     PROCEEDINGS OF DIRECTORS

         (a)      REGULATION AND NOTICE OF MEETINGS

                  (i) The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit.

                  (ii) Without limiting the generality of CLAUSE 12.7(a)(i), a Directors' meeting may be called or held using any technology consented to by all Directors. The consent may be a standing one. A Director may only withdraw consent within a reasonable period before the meeting. The provisions of this Constitution relating to proceedings of Directors shall apply so far as they are capable of application (mutatis mutandis) to such meetings.

                  (iii) Until otherwise determined by the Directors, 3 Directors present in person or by proxy are a quorum.

                  (iv) The continuing Directors may act notwithstanding a vacancy in their number but, if and so long as their number is reduced below the minimum fixed by CLAUSE 12.1(a), the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or of summoning a general meeting.

                  (v) A Director may, and the Secretary upon the request of a Director shall, convene a meeting of the Directors.

                  (vi) If any of the Directors considers that a meeting of the Directors is required upon short notice for consideration of urgent business, notice of such meeting and of the general nature of the business for discussion thereat may be given by telephone to each Director at the last telephone number within Australia provided by each Director for the purposes of this clause.

                  (vii) A Director may attend and vote by proxy at a meeting of the Directors if the proxy is a Director and has been appointed by writing under the hand of the appointor or by any form of visible communication from the appointor. Such an appointment may be general or for any particular meeting or meetings.

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                                       30

         (b)      CHAIRMAN AND DEPUTY CHAIRMAN

                  (i) The Directors may elect a Chairman and Deputy Chairman and determine the periods during which they hold office respectively but unless otherwise determined each of them holds office for 1 calendar year and is eligible for re-election.

                  (ii) The Chairman or Deputy Chairman may be removed by a resolution of the Directors of which not less than 14 days' notice has been given to all the Directors.

                  (iii) The Chairman of Directors is entitled to preside at meetings of the Directors but where the Chairman is not present and able and willing to act within 1 hour after the time appointed for a meeting or has signified that the Chairman will not be present and able and willing to act the following may preside (in order of entitlement): the Deputy Chairman, or a Director chosen by a majority of the Directors present.

         (c)      DECISION BY MAJORITY VOTES

                  Questions arising at a meeting of the Directors shall be decided by a majority of votes and, except where only 2 Directors are present in person or by proxy and entitled to vote on a question in the case of an equality of votes, the Chairman of the meeting has a casting vote.

         (d)      DELEGATION TO COMMITTEES

                  (i) The Directors may delegate any of their powers to committees consisting of such Director or Directors as they think fit and may revoke that delegation.

                  (ii) A Committee shall in the exercise of the powers so delegated conform to any regulations that may be imposed by the Directors.

                  (iii) Subject to CLAUSE 12.7(d)(ii), the meetings and proceedings of a committee consisting of 2 or more Directors shall be governed by the provisions of this Constitution as to the meetings and proceedings of the Directors so far as the same are applicable thereto.

         (e)      RESOLUTION IN WRITING

                  A resolution in writing signed by all the Directors who are for the time being in Australia or all the members of a committee who are for the time being in Australia, in either case not being less than a quorum is as valid and effectual as if it had been passed at a meeting of the Directors or committee duly called and constituted and may consist of several documents in like form each signed by one or more of the Directors or members. An electronically transmitted facsimile received by the Company and apparently signed by one or more Directors shall be deemed to be such a document signed by such Director or Directors.

         (f)      DEFECT IN APPOINTMENT

                  All acts of the Directors, a committee or a person acting as a Director or committee or member of a committee are valid notwithstanding that it is afterwards discovered that there was some defect in the appointment, election or qualification of them or any of them or that they or any of them were disqualified or had vacated office.

12.8     MANAGING DIRECTOR

         (a) The Directors may appoint one of their number to be managing Director of the Company either for a fixed term or without limitation as to period of appointment but not for life and remove the appointee and appoint another instead.

         (b) A managing Director while continuing to hold that office is not subject to retirement by rotation and shall not be taken into account in determining the rotation or retirement of Directors or the number of Directors to retire, but subject to the provisions of any contract with the Company, is subject to the same provisions as to resignation and removal as the other Directors and automatically ceases to be a managing Director upon ceasing to be a Director.

         (c) The remuneration of an executive Director (including a managing Director) may be determined by the Directors in such manner as they think fit but shall not include a commission on or percentage of operating revenue.

         (d) The Directors may confer upon a managing Director for the time being such of the powers conferred on the Directors by this Constitution other than the power to make calls for such time, to be exercised for such purposes, on such terms and conditions and with such restrictions as they think fit and all or any of those powers may be conferred collaterally with but not to the exclusion of the powers of the Directors and may be revoked withdrawn altered or varied by the Directors.

12.9     ALTERNATE DIRECTORS

         (a) A Director may by writing , appoint a person approved by a majority of the other Directors to act as an alternate Director in place of the Director whether for a stated period or periods or until the happening of a specified event or from time to time.

         (b)      An alternate Director:

                  (i) may be removed or suspended from office by writing under the hand of the appointing Director;

                  (ii) subject to this Constitution, is entitled to receive notice of meetings of the Directors (if the appointing Director has received a leave of absence from the Directors) and to attend and vote thereat if the appointing Director is not present and, where the alternate Director is also a Director in the alternate Director's own right or alternate Director for another Director as well, to have a separate vote on behalf of the appointing Director in addition to the alternate Director's own or that other Director's vote;

                  (iii) may exercise all the powers except the power to appoint an alternate Director and perform all the duties of the appointing Director to the extent that the latter has not exercised or performed them;

                  (iv) automatically ceases to be an alternate Director if the appointing Director ceases to be a Director;

                  (v) whilst acting as a Director is responsible to the Company for acts and defaults and the appointing Director is not responsible for them;

                  (vi) is not entitled to receive any remuneration from the Company as a Director except for any special services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director but shall be entitled to be reimbursed by the Company for all travelling and other expenses incurred in attending meetings of the Company or otherwise on the Company's business; and

                  (vii) shall not be taken into account separately from the appointing Director in determining the number of Directors or the rotation of Directors.

         (c) Where the Director by whom an alternate Director was appointed retires by rotation but is re-elected by the meeting at which the retirement takes effect, the appointment of the alternate Director continues to operate after the re-election as if the retirement had not occurred.

12.10    APPOINTMENT OF ATTORNEY

         (a) The Directors may by revocable or irrevocable power of attorney appoint a person to be the attorney of the Company for such purposes and with such powers (not exceeding those conferred on the Directors by this Constitution) and for such period and subject to such conditions as the Directors think fit.

         (b) Any such appointment may be made in favour of the members or any of the members of a local board or in favour of a body corporate or of the members, directors, nominees or managers of a body corporate or firm or in favour of a fluctuating body of persons whether nominated directly or indirectly by the Directors and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with the attorney as the Directors think fit.

         (c) Any such delegate or attorney may be authorised to sub-delegate all or any of the powers for the time being vested in the delegate or attorney.

13       SECRETARY

13.1     APPOINTMENT AND REMOVAL OF SECRETARY

         The Directors shall appoint (and may remove) at least one Secretary.

13.2     TERMS OF OFFICE

         The Secretary holds office on such terms and conditions as to remuneration or otherwise as the Directors determine.

14       AUTHENTICATION OF DOCUMENTS

14.1     SEAL

         (a) The Company may have a common seal and may have a duplicate common seal, which shall be a copy of the common seal with the addition on its face of the words "Duplicate Seal", "Share Seal" or "Certificate Seal".

         (b) The Directors shall provide for the safe custody of all seals in such manner as they think fit.

14.2     AUTHORITY FOR AFFIXING COMMON AND DUPLICATE SEALS

         (a) Neither the common seal nor duplicate common seal shall be affixed to a document except pursuant to the authority of the Directors or a committee of the Directors authorised by the Director in that behalf.

         (b) Every document to which the common seal or duplicate common seal is affixed shall be signed by a Director and countersigned by the Secretary or a second Director or some other person appointed generally or in a particular case by the Directors for that purpose.

         (c) The Directors may determine generally or in a particular case, that the Company seal and the signatures of the Director, Secretary or other person appointed by the Directors for the purpose of signing documents to which the seal is affixed, may be affixed or written on documents by a specified mechanical means so as to produce a facsimile of such seal and signatures.

14.3     CHEQUES AND NEGOTIABLE INSTRUMENTS

         Cheques, bills of exchange, promissory notices and negotiable instruments may be signed, accepted, drawn, made or endorsed for and on behalf of the Company by such persons (whether Directors or officers of the Company or not) as the Directors determine but not otherwise.

15       RESERVES

15.1     ESTABLISHMENT AND APPLICATION OF RESERVES

         The Directors may:

         (a) before declaring a dividend set aside out of the profits of the Company such sums as they think fit as reserves to meet contingencies or for equalising dividends or for special dividends or for repairing, improving or maintaining any of the property of the Company or for such other purposes as they think conducive to the interest of the Company;

         (b) invest the several sums so set aside upon such investments as they think fit and deal with and vary those investments and dispose of all or any part thereof for the benefit of the Company and divide the reserves into such special reserves as they think fit and employ the reserves or any part thereof in the business of the Company without being bound to keep the same separate from the other assets; and

         (c) without placing the same to reserve carry forward any profits which they think it is prudent not to divide.

16       DIVIDENDS

16.1     DIVIDEND ENTITLEMENT

         Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid (not credited as paid) on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid (not credited as paid) on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

16.2     DECLARATION OF DIVIDENDS

         The Directors may authorise the payment by the Company to members of such dividends as appear to the Directors to be justified by the profits of the Company. The payment of such dividend shall not require the sanction of a general meeting.

16.3     INTERIM AND PREFERENTIAL DIVIDENDS

         The Directors may from time to time declare such interim dividends as in their judgment the position of the Company justifies. Each interim dividend so declared shall be payable on a date fixed by the Directors. The Directors may also pay any preferential dividends on shares issued upon the terms that the preferential dividends thereon shall be payable on fixed dates. The payment of any such preferential dividend or interim dividend shall not require the sanction of a general meeting.

16.4     PAYMENT OF DIVIDENDS

         (a) A declaration by the Directors as to the amount of profits available for dividends shall be conclusive evidence of the amount so available.

         (b) No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

         (c) A transfer of shares shall not pass the right to any dividend declared thereon before registration of the transfer.

         (d) The Directors may retain the dividends payable upon shares in respect of which any person is under CLAUSE 8 entitled to become a member or which any person under that clause is entitled to transfer until such person shall become a member in respect of such shares or shall duly transfer the same.

         (e) Any one of the several persons who are registered as the joint holders of any shares may give effectual receipts for all dividends and payments on account of dividends, bonuses or other moneys payable in respect of such shares but the Directors may if they think fit require the receipt of all the holders of such shares.

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                                       35

         (f)      PAYMENT BY POST

                  Unless otherwise directed any dividend may be paid by cheque sent through the post to the registered address of the member or person entitled or in the case of joint holders to the registered address of that one whose name stands first on the register in respect of the joint holding.

         (g)      RESTRICTED SECURITIES

                  In the event of a breach of the Listing Rules in relation to restricted securities or in the event of a breach of any restriction agreement entered into by the Company pursuant to the Listing Rules in relation to restricted securities, the holder of the restricted securities shall not, in respect of those restricted securities, be entitled to receive any dividend declared and paid or any distribution made subsequent to the breach and shall not become entitled to receive dividends paid or any distribution made thereon until the breach has been remedied.

16.5     INSPECTION OF BOOKS OF THE COMPANY

         A member or other person (not being a Director) has no right to inspect any of the books of the Company except as conferred by statute or authorised by the Directors or by a resolution of the Company in general meeting and is not entitled to require or receive any information concerning the business, trading or customers of the Company or any trade secret or secret process of or used by the Company.

17       SERVICE OF DOCUMENTS

17.1     MODE OF SERVICE

         (a) A share certificate, cheque, warrant, notice or other document may be delivered or served by the Company either personally or by sending it by ordinary post to a member at the member's registered address in Australia or by sending it to any facsimile number or electronic address given to the Company by the member. In the case of joint holders, such documents may be served on the joint holder whose name appears first in the register or to a person and address specified in writing by the joint holders. A notice is at the risk of the addressee as soon as it is given or posted. Where an overseas shareholder does not have a registered address in Australia, such documents may be forwarded by mail, facsimile transmission or electronic mail.

         (b) A member whose registered address is not in Australia may specify in writing an address in Australia to be deemed to be the member's registered address within the meaning of this clause.

17.2     DEEMED RECEIPT OF NOTICE

         (a) A document sent by post or courier in accordance with this CLAUSE 17 by the Company shall be deemed to have been received or served on the day next following that on which it was posted or dispatched and in proving delivery or service, it is sufficient to prove that the envelope or wrapper containing the document was properly addressed and stamped (if posted) and was posted or dispatched.

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                                       36

         (b) In the case of a facsimile transmission, service shall be deemed effected at the time when transmission of the facsimile is completed by the Company.

         (c) In the case of an electronic mail transmission, service shall be deemed effected on the day and at the time specified in a delivery report, or if no delivery report is received, on the next business day (but is not deemed to have been received if a delivery report indicates a delivery failure).

17.3     PROOF OF SERVICE

         A certificate in writing signed by a Director, Secretary or other officer or agent of the Company that:

         (a) a document or its envelope or wrapper was so addressed and stamped (if posted) and was posted or dispatched; or

         (b) a document was sent by facsimile transmission and that a transmission report was produced by the machine from which it was sent which indicated that the facsimile was sent in its entirety; or

         (c) a document was sent by electronic mail, and that a delivery report was received indicating the document was delivered, or that no delivery report was received indicating a delivery failure, shall be prima facie evidence of those facts.

17.4     PREVIOUS NOTICE

         A person who by operation of law, transfer or other means becomes entitled to be registered as the holder of or to transfer a share is bound by every notice previously given in respect of that share.

17.5     NOTICE ON TRANSMISSION

         A document delivered to or served on a member shall, notwithstanding the death or bankruptcy of the member and whether or not the Company has notice thereof, be deemed to have been duly delivered or served in respect of all shares whether held solely or jointly with other persons by that member until another person is registered instead and be deemed sufficient delivery or service of the document to and on the member's legal personal representative, trustee or assignee and, if a joint holder, the other joint holders.

18       WINDING UP

18.1     WINDING UP

         If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that as nearly as may be the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively. And if on a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up, paid up or which ought to have been paid up on the

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                                       37

         shares held by them respectively. But this clause is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

18.2     POWERS OF LIQUIDATOR

         (a) If the Company is wound up whether voluntarily or otherwise the liquidator may with the sanction of a special resolution, divide among the shareholders, in specie or kind, any part of the assets of the Company and may with the like sanction vest any part of the assets of the Company in a trustee upon such trusts for the benefit of the shareholders or any of them as the liquidator with the like sanction shall think fit.

         (b) In case any shares to be so divided involve a liability to calls or otherwise any person entitled under such division to any of the shares may within 10 days after the passing of the special resolution by notice in writing direct the liquidator to sell the person's proportion and pay the person the net proceeds and the liquidator shall, if practicable, act accordingly.

         (c) On a member's voluntary winding up, no commission or fee shall be payable to a Director or Directors or the liquidator unless the payment of such commission or fee shall have been ratified by a general meeting of the Company and the amount of such proposed payment shall have been specified in the notice calling such meeting.

19       INDEMNITY

19.1     OFFICERS

         Directors, Secretaries and other officers of the Company shall be indemnified out of the assets of the Company against all costs, losses, liabilities and expenses incurred by them or for which they may become liable by reason of any act or thing done by them as such Director, Secretary, or other officer or in relation thereto or in discharge of their duties but excluding any cost, loss, liability or expense from or against which the Company is not permitted by the Corporations Act to exempt or indemnify them.

19.2     PROCEEDINGS

         Each Director, Secretary and other officer of the Company shall be indemnified out of the assets of the Company against all costs, losses, liabilities and expenses incurred by them or for which they may become liable in defending proceedings, whether civil or criminal in respect of any act or thing done by them as such Director, Secretary, or other officer but excluding any cost, loss, liability or expense from or against which the Company is not permitted by the Corporations Act to exempt or indemnify them.

20       AMENDMENT

         The Company shall not amend this Constitution without the prior approval in writing of the Minister.

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                                       38

21       COMPLIANCE

         The Company shall comply with its duties and obligations pursuant to the Casino Control Act, the Jupiters Casino Agreement Act 1983, the Jupiters Casino Agreement, the Brisbane Casino Agreement Act 1992 and the Brisbane Casino Agreement.